UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 11, 2025
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5260 California Avenue		92617
Irvine, California
(Address of principal executive offices)		(Zip Code)

(949)	231-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	SWKS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 11, 2025, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Skyworks Solutions, Inc. (the “Board” and the “Company,” respectively) adopted a Severance and Change in Control Benefits Plan (the “Severance Plan”). The Severance Plan applies to individuals who are (i) regular full-time employees who are, or were immediately prior to the occurrence of a Change in Control (as defined in the Severance Plan), Senior Vice Presidents or above, reporting to the Company’s Chief Executive Officer (“Chief Executive Officer”) and (ii) not otherwise designated as ineligible to receive severance benefits under the Severance Plan (each, a “Covered Executive”). The Severance Plan does not apply to the Chief Executive Officer. Any employee who is party to a Change in Control / Severance Agreement (a “CIC Agreement”) is not eligible to receive severance benefits under the Severance Plan unless he or she executes a participation agreement under the Severance Plan that provides, among other things, for the termination of his or her CIC Agreement.
The Severance Plan provides for severance benefits in the event of (i) a termination of a Covered Executive’s employment by the Company without Cause (as defined in the Severance Plan) more than three months prior to or more than two years following a Change in Control (“Severance Benefits”), or (ii) a termination of a Covered Executive’s employment by the Company without Cause or by the Covered Executive for Good Reason (as defined in the Severance Plan), in either case within the period beginning three months prior to and ending two years following a Change in Control (“Change in Control Severance Benefits”).
Under the terms of the Severance Plan, subject to the execution and effectiveness of a release of all claims against the Company, if a Covered Executive qualifies for Severance Benefits, the Company will be obligated to:
•pay the Covered Executive, in a single lump sum, an amount equal to the Covered Executive’s then current annual base salary;
•pay the Covered Executive, an amount, in cash, equal to the Covered Executive’s annual short-term incentive opportunity for the year in which termination of employment occurs, to the extent of actual achievement of the performance goals applicable thereto, and prorated based on the number of full months the Covered Executive worked for the Company during the applicable performance year;
•to the extent it has not yet been paid, pay the Covered Executive the amount, in cash, of any short-term incentive award the Covered Executive would have received for the fiscal year preceding the date of the Covered Executive’s termination of employment had the Covered Executive remained employed through the applicable payment date;

•provided that the Covered Executive is eligible for and elects to continue receiving medical, dental and/or vision benefits under the Company’s group health plan(s) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), and subject to other terms of the Severance Plan, pay on the Covered Executive’s behalf the cost of the COBRA premium for the benefits continued, on the same basis as the Company makes such payments for active employees with the same coverage elections as of immediately prior to the termination date, until the first to occur of (a) the first anniversary of the termination date and (b) the date on which the Covered Executive commences new employment and is eligible for a new group health plan in connection with such employment;
•provide that any outstanding and unvested equity awards held by the Covered Executive as of the termination date that vest solely based on the continued performance of services (including performance-based equity awards the performance period(s) of which have been completed but which remain subject to service-based vesting) will become vested, exercisable and free from forfeiture, as applicable, with respect to the portion of such equity awards that otherwise would have become vested during the twelve (12) month period following the termination date;
•provide that any outstanding performance-based equity award that vests in whole or in part based upon the achievement of performance metrics and for which, as of an applicable date, the measurement date (i.e., the last day of the applicable performance period) has not occurred (each, an “In-Flight Performance Award”) held by the Covered Executive as of the termination date shall, to the extent the measurement date would occur within 12 months of the termination date, remain outstanding, be deemed earned as to the number of shares that would have been earned pursuant to the terms of such award had the Covered Executive remained employed through the applicable measurement date, and automatically become vested, exercisable and free from forfeiture, as applicable, with respect to 100% of such earned shares; and
•provide that all outstanding stock options that are exercisable as of the termination date shall remain exercisable for a period of 12 months after the date of termination (but not beyond the expiration of their respective maximum terms).
Under the terms of the Severance Plan, subject to the execution and effectiveness of a release of all claims against the Company, if a Covered Executive qualifies for Change in Control Severance Benefits, in lieu of the severance benefits described above, the Company will be obligated to:
•pay the Covered Executive, in a single lump sum, an amount equal to 1.5 times the sum of (a) the Covered Executive’s annual base salary as of immediately prior to the Change in Control, and (b) the Covered Executive’s target annual short-term cash incentive opportunity for the year in which the Change in Control occurs;

•to the extent it has not yet been paid, pay the Covered Executive the amount, in cash, of any short-term incentive award the Covered Executive would have received for the fiscal year preceding the date of the Covered Executive’s termination of employment had the Covered Executive remained employed through the applicable payment date;
•provided that the Covered Executive is eligible for and elects to continue receiving medical, dental and/or vision benefits under the Company’s group health plan(s) pursuant to COBRA, and subject to other terms of the Severance Plan, pay on the Covered Executive’s behalf the cost of the COBRA premium for the benefits continued, on the same basis as the Company makes such payments for active employees with the same coverage elections as of immediately prior to the termination date, until the first to occur of (a) the 18-month anniversary of the termination date and (b) the date on which the Covered Executive commences new employment and is eligible for a new group health plan in connection with such employment;
•provide that any outstanding and unvested equity awards held by the Covered Executive as of the termination date that vest solely based on the continued performance of services (including performance-based equity awards the performance period(s) of which have been completed (or deemed to have been completed, as described below) but which remain subject to service-based vesting) will become vested, exercisable and free from forfeiture, as applicable, in full. At the time of a Change in Control, all outstanding equity awards would continue to be subject to the same time-based vesting schedule to which the awards were subject prior to the Change in Control (including performance-based equity awards that are deemed earned at the time of the change in control as described below). For In-Flight Performance Awards, such awards would be deemed earned as to the greater of (i) the target level of shares for such awards, or (ii) if such calculation is determined to be practicable by the Compensation Committee, the number of shares that would have been earned pursuant to the terms of such awards based upon performance up through and including the day prior to the date of the Change in Control. In the event that the successor or surviving company does not agree to assume, or to substitute for, such outstanding equity awards on substantially similar terms with substantially equivalent economic benefits as exist for such awards immediately prior to the Change in Control, then such awards would accelerate in full as of the Change in Control; and
•provide that all outstanding stock options that are exercisable as of the termination date shall remain exercisable for a period of 18 months after the date of termination (but not beyond the expiration of their respective maximum terms).
The Severance Plan also provides that in the event of a Covered Executive’s termination of employment by reason of death or permanent disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code (the “Code”)), all then-outstanding equity awards that vest solely based on the continued performance of services (including performance-based equity awards the performance period(s) of which have been completed but which remain subject to service-based vesting) will become vested, exercisable and free from forfeiture, as applicable, in full. In addition, each In-Flight Performance Award would be deemed earned as to the greater of (i) the target level of shares for such award, or (ii) the number of shares that would have been earned pursuant to the terms of such award had the Covered Executive remained employed through the end of the performance period, and such earned shares would become vested and issuable to the executive after the performance period ends. In addition, all outstanding stock options that are exercisable as of the termination date would remain exercisable for a period of 12 months following the termination of employment (but not beyond the expiration of their respective maximum terms).
The payments due to each Covered Executive under the Severance Plan are subject to limitation under the Company’s Executive Officer Cash Severance Limitation Policy and potential reduction in the event that such payments would otherwise become subject to excise tax incurred under Section 4999 of the Code, if such reduction would result in the executive retaining a larger amount, on an after-tax basis, than if he had received all of the payments due.
The Severance Plan will be administered by the Board (or a committee of the Board that has been delegated the authority to administer the Severance Plan). Except to the extent set forth in a participation agreement, the Board may amend, modify, or terminate the Severance Plan at any time in its sole discretion; provided that (a) no such amendment, modification or termination may affect the rights of a Covered Executive then receiving payments or benefits under the Severance Plan without the consent of such Covered Executive, and (b) no such amendment, modification or termination made after a Change in Control will be effective until after the later to occur of the second anniversary of the Change in Control or the final payment of benefits under the Severance Plan to any Covered Executive. No amendment made before the third anniversary of the adoption of the Severance Plan shall apply to any Covered Executive who signs a participation agreement in connection with the adoption of the Severance Plan without the consent of such Covered Executive.
The foregoing description of the Severance Plan does not purport to be complete and is subject to, and qualified in its entirety, by reference to the full text of the Severance Plan (which includes a form of participation agreement as an exhibit). A copy of the Severance Plan is filed herewith and attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
10.1	Severance and Change in Control Benefits Plan (including form of participation agreement) adopted on November 11, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

November 14, 2025	By:	/s/ Robert J. Terry
	Name:	Robert J. Terry
	Title:	Senior Vice President, General Counsel and Secretary